UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2010

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois	60093-2753
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: (847) 646-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in that filing.

On January 5, 2010, we announced that we had extended our offer to acquire all of the issued and to be issued share capital of Cadbury plc (the “Offer”) until 8:00 a.m. New York City time on February 2, 2010. We have attached the press releases announcing the extension of the Offer as Exhibits 99.1 and 99.2 and they are incorporated by reference into this Item 7.01.

On January 5, 2010, we also announced that we will provide a partial cash alternative under which Cadbury shareholders and holders of Cadbury American Depositary Shares (“Cadbury ADSs”) who accept the Offer and elect to receive the partial cash alternative will be able to receive an additional 60 pence per Cadbury ordinary share or an additional 240 pence per Cadbury ADS in cash in place of some of the shares of Kraft Foods Class A common stock, without par value, they would have otherwise been entitled to receive under the Offer. We have attached the press release announcing the partial cash alternative as Exhibit 99.3 and it is incorporated by reference into this Item 7.01.

Item 9.01.	Financial Statements and Exhibits.

(d)	List of Exhibits

Exhibit Number	Description

99.1	Press Release, dated January 5, 2010, entitled “Offer by Kraft Foods Inc. for Cadbury plc – Extension of Offer”

99.2	Press Release, dated January 5, 2010, entitled “Kraft Foods Extends Offer Deadline and Answers KFT Shareholder Questions Regarding December 18, 2009 Proxy Statement”

99.3	Press Release, dated January 5, 2010, entitled “Offer by Kraft Foods Inc. for Cadbury plc – Kraft Foods Offer to Include Partial Cash Alternative Enabled by Net Proceeds from Sale of North American Pizza Business”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS INC.
Date: January 5, 2010

	By:	/S/ CAROL J. WARD
	Name:	Carol J. Ward
	Title:	Vice President and Corporate Secretary